UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Selectis Health, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street, Suite 2800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 22, 2026, Selectis Health, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Black Pearl Equities II, LLC, a New York limited liability company (“Purchaser”), and Tortuga Acquisition Sub, Inc., a Utah corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), pursuant to which, among other things, Purchaser has agreed to cause Merger Sub to make a cash tender offer (the “Offer”) to purchase any and all of the outstanding shares of the Company’s common stock, par value $0.05 per share (the “Shares”), at a purchase price of $5.75 per Share in cash (the “Offer Price”). Black Pearl Equities, LLC, a New York limited liability company, is the sole member of Purchaser (“Parent”).

Merger Sub’s obligation to accept for payment and pay for Shares pursuant to the Offer is subject to various conditions, including (a) a nonwaivable condition (the “Minimum Tender Condition”) that there be validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that, when added to the Shares, if any, already owned by Parent and its subsidiaries, would represent at least seventy percent (70%) of all then outstanding Shares, (b) Shares held by stockholders that have properly exercised appraisal rights under Utah law shall not have exceeded fifteen percent (15%) of the Shares outstanding immediately prior to the Acceptance Time (as defined in the Merger Agreement), (c) the Company shall have demonstrated to the reasonable satisfaction of Purchaser that the aggregate unrestricted cash held by the Company and its subsidiaries is at least $6,800,000 (excluding amounts held in escrow, which amounts held in escrow shall not be less than $2,880,000), (d) the Company shall have demonstrated to the reasonable satisfaction of Purchaser that the Company and its subsidiaries have good, valid and marketable fee simple title to all of their owned real property, free and clear of all liens other than specified permitted encumbrances, (e) the Required OK Approvals (as defined in the Merger Agreement) shall have been obtained, and (f) other customary conditions. There is no financing condition to the obligations to consummate the Offer.

The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Purchaser (the “Merger”). Pursuant to the terms of the Merger Agreement, the Company has granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase up to that number of newly-issued Shares that, when added to the number of Shares held by Purchaser and its affiliates, would constitute one Share more than ninety percent (90%) of the total outstanding Shares. Accordingly, the Merger will be governed by Section 16-10a-1104 of the Utah Revised Business Corporation Act (the “Utah Code”), with no vote of the Company’s stockholders required to consummate the Merger. In the Merger, each outstanding Share (other than Shares held by the Company or any of its subsidiaries, Purchaser or Merger Sub or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Utah law), will be converted into the right to receive cash in an amount equal to the Offer Price, without interest.

The board of directors of the Company (the “Company Board”) has unanimously (a) determined and declared that the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Offer and the Merger) are, on the terms and subject to the conditions set forth in the Merger Agreement, advisable and in the best interests of and are fair to the Company and its stockholders, (b) approved, adopted and authorized in all respects the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Offer and the Merger), (c) recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer, and (d) resolved that the Merger shall be effected under Section 16-10a-1104 of the Utah Code and that the Merger shall be consummated as soon as practicable following the acceptance of Shares for payment pursuant to the Offer.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Purchaser and Merger Sub, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company Board to exercise its fiduciary duties. The Merger Agreement may be terminated under certain circumstances, including in connection with superior proposals as set forth therein. If the Company terminates the Merger Agreement to enter into an agreement for a superior proposal and in other specified circumstances, the Company would be required to pay Purchaser a $400,000 termination fee. If Purchaser fails to consummate the transaction under specified circumstances in which it is required to do so, then Purchaser would be required to pay to the Company a $400,000 termination fee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent, Purchaser, Merger Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent, Purchaser, Merger Sub or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or Parent and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (the “SEC”).

Concurrently with the execution of the Merger Agreement, Purchaser entered into a Tender and Support Agreement (the “Tender Agreement”) with certain stockholders of the Company (the “Supporting Stockholders”), pursuant to which the Supporting Stockholders agreed to promptly tender, and not withdraw, their Shares into the Offer. The foregoing summary of the Tender Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Additional Information and Where to Find It

The Offer described above has not yet commenced. This Current Report on Form 8-K is not an offer to buy or a solicitation of an offer to sell any shares of common stock of the Company. The solicitation and the offer to buy shares of common stock of the Company will be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser and Merger Sub intend to file with the SEC. In addition, the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9, as each may be amended or supplemented from time to time, and related materials with respect to the tender offer free of charge at the website of the SEC at www.sec.gov. STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS, INCLUDING ANY SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

This communication contains certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s services, the timing of anticipated transactions, the impact of competitive products and pricing, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Item 7.01. Regulation FD Disclosure.

On June 23, 2026, the Company and Parent issued a joint press release announcing the Merger Agreement. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information furnished in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any future filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 22, 2026 by and among Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc. and Selectis Health, Inc.
10.1	Tender and Support Agreement dated as of June 22, 2026 by and among Black Pearl Equities II, LLC and the Supporting Stockholders party thereto
99.1	Press Release dated June 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2026	Selectis Health, Inc.

	By:	/s/ Krystal Eckhart
	Name:	Krystal Eckhart
	Title:	Interim CEO

Index of Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 22, 2026 by and among Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc. and Selectis Health, Inc.
10.1	Tender and Support Agreement dated as of June 22, 2026 by and among Black Pearl Equities II, LLC and the Supporting Stockholders party thereto
99.1	Press Release dated June 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)